EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Ray Davis	Dan Sullivan
President/CEO	EVP/CFO
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4101	503-727-4103
raydavis@umpquabank.com	dansullivan@umpquabank.com

     UMPQUA HOLDINGS REPORTS RECORD EARNINGS $1.55 DILUTED EARNINGS PER SHARE FOR 2005, A 19% INCREASE OVER 2004 FOURTH QUARTER 2005 DILUTED EARNINGS PER SHARE OF $0.42 13% ANNUAL LOAN & DEPOSIT GROWTH

PORTLAND, Ore. - January 25, 2006 - Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Strand, Atkinson, Williams & York, Inc., today announced full year 2005 net income of $69.7 million, or $1.55 per diluted share, compared to $47.2 million, or $1.30 per diluted share, for 2004. For the fourth quarter of 2005, the Company reported net income of $18.8 million, or $0.42 per diluted share, compared to $16.3 million, or $0.36 per diluted share for the same quarter a year ago.

Core earnings per diluted share were $1.53 for the full year 2005, compared to $1.27 for 2004, an increase of 20%. For the fourth quarter of 2005, the Company reported core earnings per diluted share of $0.41, compared to $0.32 for the same quarter a year ago, an increase of 28%. The Company defines core earnings as net income excluding certain non-core items that fluctuate significantly or occur infrequently. These non-core items include merger-related expenses, significant infrequent gains and losses or expenses that are not reflective of continuing operations. The following tables illustrate our core earnings per diluted share.

				Year over Year
	Three months ended			Quarter

Core earnings per diluted share:	Q4 2005 Q3 2005 Q4 2004			Variance $ Variance %
Net income	$0.42	$0.44	$0.36	$0.06	17%
less non-core items, after tax:
MSR valuation recovery (impairment)	--	0.01	--	--
Securities gains	--	--	--	--
Corporate state tax credit	0.01	0.01	--	0.01
Discontinued operations	--	--	0.08	(0.08)
Merger related expense	--	--	(0.04)	0.04

Core earnings	$0.41	$0.42	$0.32	$0.09	28%

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2005 Results
January 25, 2006

	Year ended
	December 31,		Year over Year

Core earnings per diluted share:	2005	2004	Variance $ Variance %

Net income	$1.55	$1.30	$0.25	19%
less non-core items, after tax:
MSR valuation recovery (impairment) (0.02)		0.02	(0.04)
Securities gains	0.02	--	0.02
Corporate state tax credit	0.02	--	0.02
Discontinued operations	--	0.11	(0.11)
Merger related expense	--	(0.10)	0.10

Core earnings	$1.53	$1.27	$0.26	20%

The corporate state tax credit reflected in the tables above was a benefit of $0.4 million for the fourth quarter of 2005, and $1.1 million for the full year 2005.

Total consolidated assets of Umpqua Holdings as of December 31, 2005 were $5.36 billion, compared to $4.87 billion a year ago. Total gross loans and leases, and deposits, were $3.92 billion and $4.29 billion, respectively, as of December 31, 2005, compared to $3.47 billion and $3.80 billion, respectively, a year ago. These represent annual growth rates of 13% for both loans and deposits. For the fourth quarter, gross loans and leases increased $225 million, and deposits increased $193 million.

During the full year 2005, the Company had net charge-offs of $2.8 million, or 0.08% of average loans and leases on an annualized basis. Nonperforming loans and leases were $6.4 million at December 31, 2005, representing only 0.16% of total loans and leases. This represents a significant decline from $22.6 million in nonperforming loans and leases a year ago. Based on the quality of the loan portfolio and reduction in the level of net charge-offs, the provision for loan loss was $2.5 million for the year ending 2005, compared to $7.3 million for 2004. The allowance for credit losses was 1.16% of total loans and leases at December 31, 2005, as compared to 1.31% a year ago. "This was an incredible year for the Company, highlighted by a significant reduction in non-performing assets, strong organic growth in loans and deposits and 19% growth in earnings per diluted share," said Ray Davis, president and chief executive officer of Umpqua Holdings Corporation. "The company has continued its strategy of differentiation through a unique customer experience, and the recognition we received in 2005 clearly shows that this approach is working." The Company received public recognition throughout 2005, including the Most Admired Banking Services Company in Oregon from the Portland Business Journal, and being named BusinessWeek's "Best Ideas" in 2005 and one of Oregon's Top 10 Places to Work by Oregon Business Magazine. CEO Ray Davis was also recognized as Oregon's Most Admired CEO by the Portland Business Journal and as one of US Banker's Top 25 Bankers. Umpqua Bank, Umpqua Holdings' largest subsidiary, reported the net interest margin increased to 5.07% for the full year 2005, compared to 4.88% for 2004, principally resulting from recent increases in short-term market interest rates. For the fourth quarter of 2005, the Bank margin was 5.06%, compared to 4.96% for the same period a year ago.

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2005 Results
January 25, 2006

Umpqua Bank reported an efficiency ratio of 52.6% for the full year 2005, compared to 56.3% for 2004. For the fourth quarter of 2005, the Bank efficiency ratio was 52.9%, compared to 52.3% for the same period a year ago. As of December 31, 2005 total shareholders' equity was $738.3 million, and tangible book value per share was $7.40. As previously announced, the Company increased its quarterly cash dividend 50% during the fourth quarter of 2005, to $0.12 per share.

Non-GAAP Financial Measures
 In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Umpqua believes that providing non-GAAP financial measures provides investors with information useful in understanding Umpqua's financial performance. Umpqua provides measures based on "core earnings," which exclude merger-related expenses, significant infrequent gains, losses or expenses that are not reflective of continuing operations, and "tangible equity" which excludes intangible assets. Core earnings per diluted share is calculated by dividing core earnings by the same diluted share total used in determining diluted earnings per share.

A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables or where the non-GAAP measure is presented.

About Umpqua Holdings Corporation

Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 95 locations between Sacramento, Calif. and Bellevue, Wash., along the Oregon and Northern California Coast and in Central Oregon. Recently recognized as the most admired banking services company in Oregon by Oregon executives and by BusinessWeek magazine as one of the "best ideas" of 2005, Umpqua Bank continues to gain attention for its innovative customer experience. Umpqua Holdings also owns retail brokerage subsidiary Strand, Atkinson, Williams & York, Inc., which has locations in Umpqua Bank stores and in dedicated offices throughout Oregon and Southwest Washington. Umpqua Bank's Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Ore. For more information, visit www.umpquaholdingscorp.com

Umpqua Holdings Corporation will conduct a quarterly earnings conference call Wednesday, January 25, 2006, at 10:00 a.m. PDT where management will discuss operating results for the 2005 fiscal year. There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing 888-791-5525 a few minutes before 10:00 a.m. The password is "UMPQUA." Information to be discussed in the teleconference will be available on the Company's website prior to the call at www.umpquaholdingscorp.com. A rebroadcast can be found approximately one hour after the conference call by dialing 866-393-2013, or by visiting that website.

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2005 Results
January 25, 2006

Umpqua Holdings Corporation

Consolidated Statements of Income
(Unaudited)
		Quarter Ended:

Dollars in thousands, except per share data	December 31, 2005	September 30, 2005	December 31, 2004

Interest income
Loans and leases	$68,980	$65,579	$55,261
Investments - taxable	6,909	6,558	6,950
Investments - tax exempt	705	427	768
Other interest	281	617	319
Dividends	43	40	(58)

Total interest income	76,918	73,221	63,240

Interest expense
Deposits	18,668	16,101	10,383
Repurchase agreements and
fed funds purchased	788	511	266
Trust preferred securities	2,887	2,719	2,333
Other borrowings	26	89	584

Total interest expense	22,369	19,420	13,566
Net interest income	54,549	53,801	49,674
Provision for loan losses	68	--	3,667
Non-interest income
Service charges	5,671	5,778	5,434
Brokerage fees	2,574	2,735	3,188
Mortgage banking revenue	1,592	3,256	1,665
Gain on sale of securities	13	28	--
Other income	1,624	1,985	2,197

Total non-interest income	11,474	13,782	12,484

Non-interest expense
Salaries and benefits	21,119	20,708	20,248
Occupancy and equipment	6,160	6,291	5,809
Other	10,838	10,084	9,820
Merger related expenses	--	--	2,656

Total non-interest expense	38,117	37,083	38,533
Income before income taxes and discontinued
operations	27,838	30,500	19,958
Provision for income tax	9,051	10,577	7,170

Income from continuing operations	18,787	19,923	12,788
Gain on sale of discontinued operation, net of tax	--	--	3,375
Income from discontinued operation, net of tax	--	--	106

Net income	$18,787	$19,923	$16,269

Weighted average shares outstanding	44,514,893	44,467,888	44,121,546
Weighted average diluted shares outstanding	45,078,683	45,021,879	44,870,939

Earnings per share - Basic:
Continuing operations	$0.42	$0.45	$0.29
Discontinued operations	$ --	$ --	$0.08
Net income	$0.42	$0.45	$0.37

Earnings per share - Diluted:
Continuing operations	$0.42	$0.44	$0.28
Discontinued operations	$ --	$ --	$0.08
Net income	$0.42	$0.44	$0.36

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2005 Results
January 25, 2006

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)
	Year Ended:

Dollars in thousands, except per share data	December 31, 2005	December 31, 2004

Interest income
Loans and leases	$251,715	$170,791
Investments - taxable	26,268	24,076
Investments - tax exempt	2,544	2,325
Other interest	1,585	612
Dividends	164	254

Total interest income	282,276	198,058
Interest expense
Deposits	59,578	30,999
Repurchase agreements and
fed funds purchased	2,207	794
Trust preferred securities	10,550	6,555
Other borrowings	659	2,023

Total interest expense	72,994	40,371
Net interest income	209,282	157,687
Provision for loan losses	2,468	7,321
Non-interest income
Service charges	21,697	17,404
Brokerage fees	11,317	11,829
Mortgage banking revenue	6,426	7,655
Gain on sale of securities	1,439	19
Other income	6,903	4,466

Total non-interest income	47,782	41,373
Non-interest expense
Salaries and benefits	82,467	67,351
Occupancy and equipment	24,693	19,765
Other	39,634	32,466
Merger related expenses	262	5,597

Total noninterest expense	147,056	125,179
Income before income taxes and discontinued operations	107,540	66,560
Provision for income tax	37,805	23,270

Income from continuing operations	69,735	43,290
Gain on sale of discontinued operations, net of tax	--	3,375
Income from discontinued operations, net of tax	--	501

Net income	$69,735	$47,166

Weighted average shares outstanding	44,438,021	35,804,038
Weighted average diluted shares outstanding	45,010,563	36,345,443

Earnings per share - Basic:
Continuing operations	$1.57	$1.21
Discontinued operations	$ --	$0.11
Net income	$1.57	$1.32

Earnings per share - Diluted:
Continuing operations	$1.55	$1.19
Discontinued operations	$ --	$0.11
Net income	$1.55	$1.30

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2005 Results
January 25, 2006

Umpqua Holdings Corporation
Consolidated Balance Sheets
(Unaudited)

Dollars in thousands, except per share data	December 31, 2005	September 30, 2005	December 31, 2004

Assets:
Cash and cash equivalents	$161,754	$172,165	$118,207
Trading account securities	601	830	1,577
Investments available for sale	671,868	697,231	675,984
Investments held to maturity	8,677	10,676	11,807
Loans held for sale	9,061	20,202	20,791
Loans and leases	3,921,631	3,696,820	3,467,904
Less: Allowance for loan losses	(43,885)	(43,603)	(44,229)

Loans and leases, net	3,877,746	3,653,217	3,423,675
Federal Home Loan Bank stock	14,263	14,259	14,218
Premises and equipment, net	88,865	88,577	85,681
Other real estate owned	1,123	213	979
Mortgage servicing rights, net	10,890	10,729	11,154
Goodwill and other intangibles	408,503	407,059	408,460
Other assets	107,288	111,224	100,502

Total assets	$5,360,639	$5,186,382	$4,873,035

Liabilities:
Deposits	$4,286,266	$4,092,966	$3,799,107
Securities sold under agreements
to repurchase and fed funds purchased	113,865	145,551	88,267
Borrowings	3,184	3,236	88,451
Notes payable for Trust preferred
securities	165,725	165,847	166,256
Other liabilities	53,338	52,018	43,341

Total liabilities	4,622,378	4,459,618	4,185,422

Shareholders' equity:
Common stock	564,579	563,640	560,611
Retained earnings	183,591	170,153	128,112
Accumulated other comprehensive loss	(9,909)	(7,029)	(1,110)

Total shareholders' equity	738,261	726,764	687,613

Total liabilities and shareholders' equity	$5,360,639	$5,186,382	$4,873,035

Common shares outstanding at period end	44,556,269	44,476,104	44,211,075
Book value per share	$16.57	$16.34	$15.55
Tangible book value per share	$7.40	$7.19	$6.31
Tangible equity	$329,758	$319,705	$279,153

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2005 Results
January 25, 2006

Umpqua Holdings Corporation
Loan Portfolio
(Unaudited)
Dollars in thousands	December 31, 2005	September 30, 2005	December 31, 2004
Loans and leases by purpose:
Commercial real estate	$2,127,940	$2,023,098	$1,874,646
Residential real estate	219,254	220,079	217,990
Construction	652,023	564,530	461,096

Total real estate	2,999,217	2,807,707	2,553,732
Commercial	853,212	818,861	823,364
Leases	17,385	15,800	18,357
Consumer	50,361	53,208	71,174
Other	1,456	1,244	1,277

Total loans and leases	$3,921,631	$3,696,820	$3,467,904

	Quarter Ended	Quarter Ended	Quarter Ended
Dollars in thousands	December 31, 2005	September 30, 2005	December 31, 2004
Allowance for credit losses
Balance beginning of period	$43,603	$44,510	$43,374
Provision for credit losses	68	--	3,667

Charge-offs	(612)	(3,289)	(3,443)
Less recoveries	826	2,382	631

Net recoveries (charge-offs)	214	(907)	(2,812)

Total Allowance for loan losses	43,885	43,603	44,229

Reserve for unfunded commitments	1,601	1,489	1,338

Total Allowance for credit losses	$45,486	$45,092	$45,567

Net charge-offs (recoveries) to average
loans and leases (annualized)	(0.02)%	0.10%	0.33%
Recoveries to gross charge-offs	135%	72%	18%
Allowance for credit losses to
loans and leases	1.16%	1.22%	1.31%
Allowance for credit losses to
nonperforming loans and leases	706%	546%	202%
Nonperforming loans and leases
To total loans and leases	0.16%	0.22%	0.65%

Nonperforming assets
Nonperforming loans and leases	$6,440	$8,257	$22,573
Real estate owned	1,123	213	979

Total nonperforming assets	$7,563	$8,470	$23,552

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2005 Results
January 25, 2006

Umpqua Holdings Corporation
Loan Portfolio
(Unaudited)
			Year Ended	Year Ended
Dollars in thousands		December 31, 2005		December 31, 2004

Allowance for credit losses
Balance beginning of period			$44,229		$25,352
Provision for credit losses			2,468		7,321
Acquisitions			--		17,257
Reclassification			--		(1,216)

Charge-offs			(7,752)		(6,429)
Less recoveries			4,940		1,944

Net charge-offs			(2,812)		(4,485)

Total Allowance for loan losses			43,885		44,229

Reserve for unfunded commitments			1,601		1,338

Total Allowance for credit losses			$45,486		$45,567

Net charge-offs to average
loans and leases			0.08%		0.17%

Recoveries to gross charge-offs			64%		30%

	Deposits by Type
		(Unaudited)

	December 31, 2005		September 30, 2005		December 31, 2004

Dollars in thousands	Amount	Mix	Amount	Mix	Amount	Mix

Demand, non interest-bearing	$987,714	23.0%	$1,071,940	26.2%	$891,731	23.5%
Demand, interest-bearing	1,771,716	41.3%	1,631,039	39.8%	1,504,396	39.6%
Savings	401,632	9.4%	393,217	9.6%	452,684	11.9%
Time	1,125,204	26.3%	996,770	24.4%	950,296	25.0%

Total Deposits	$4,286,266	100.0%	$4,092,966	100.0%	$3,799,107	100.0%

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2005 Results
January 25, 2006

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

		Quarter Ended:

	December 31, 2005	September 30, 2005	December 31, 2004

Net Interest Spread:
Yield on loans and leases	7.22%	7.11%	6.44%
Yield on taxable investments	4.39%	4.34%	4.12%
Yield on tax-exempt investments (1)	5.68%	5.84%	7.33%
Yield on temporary investments	3.78%	3.38%	1.92%

Total yield on earning assets (1)	6.77%	6.65%	6.02%

Cost of interest-bearing deposits	2.35%	2.09%	1.41%
Cost of securities sold under agreements
to repurchase and fed funds purchased	2.99%	2.52%	1.32%
Cost of borrowings	3.22%	2.75%	2.63%
Cost of trust preferred securities	6.91%	6.50%	5.58%

Total cost of interest bearing liabilities	2.59%	2.33%	1.66%

Net interest spread (1)	4.18%	4.32%	4.36%

Net interest margin (1)	4.81%	4.89%	4.74%

Return on average assets	1.42%	1.55%	1.32%
Return on average tangible assets	1.54%	1.69%	1.44%
Return on average equity	10.20%	11.01%	9.53%
Return on average tangible equity	23.01%	25.43%	23.96%

Bank Only Ratios:
Umpqua Bank efficiency ratio	52.93%	50.78%	52.33%
Umpqua Bank net interest margin (1)	5.06%	5.13%	4.96%

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2005 Results
January 25, 2006

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)
	Year Ended:

	December 31, 2005	December 31, 2004

Net Interest Spread:
Yield on loans and leases	6.94%	6.31%
Yield on taxable investments	4.31%	4.05%
Yield on tax-exempt investments (1)	6.15%	6.88%
Yield on temporary investments	3.06%	1.61%

Total yield on earning assets (1)	6.51%	5.87%

Cost of interest-bearing deposits	1.96%	1.32%
Cost of securities sold under
agreements to repurchase and fed funds purchased	2.56%	1.13%
Cost of borrowings	2.11%	2.00%
Cost of trust preferred securities	6.36%	5.02%

Total cost of interest bearing liabilities	2.20%	1.53%

Net interest spread (1)	4.31%	4.34%

Net interest margin (1)	4.84%	4.68%

Return on average assets	1.38%	1.20%
Return on average tangible assets	1.50%	1.30%
Return on average equity	9.80%	9.61%
Return on average tangible equity	22.91%	22.27%

Bank Only Ratios:
Umpqua Bank efficiency ratio	52.57%	56.26%
Umpqua Bank net interest margin (1)	5.07%	4.88%

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2005 Results
January 25, 2006

Umpqua Holdings Corporation
Mortgage Banking Statistical Analysis
(unaudited)

		Quarter ended:
	December 31, 2005	September 30, 2005	December 31, 2004

Dollars in thousands
Mortgage Servicing Rights (MSR):
Mortgage loans serviced for others	$1,016,092	$1,015,597	$1,066,905

MSR Asset (gross)	$13,264	$12,871	$11,946
Less: Valuation reserve	(2,374)	(2,142)	(792)

MSR Asset (net of reserve)	$10,890	$10,729	$11,154

MSR as % of serviced portfolio	1.07%	1.06%	1.05%

Dollars in thousands
Mortgage Banking Revenue:
Origination and sale	$1,610	$2,102	$1,447
Servicing	214	109	250
MSR valuation reserve change	(232)	1,045	(32)

Total Mortgage Banking Revenue	$1,592	$3,256	$1,665

Diluted earnings per share
contribution of Mortgage Group	$ --	$0.02	$ --

	Year ended:
	December 31, 2005	December 31, 2004

Dollars in thousands
Mortgage Banking Revenue:
Origination and sale	$7,266	$6,688
Servicing	742	(148)
MSR valuation reserve change	(1,582)	1,115

Total Mortgage Banking Revenue	$6,426	$7,655

Diluted earnings per share
contribution of Mortgage Group	$0.01	$0.04

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